                                                                     Exhibit 1.1




                     American States Financial Corporation


                        8,000,000 Shares of Common Stock




                               PURCHASE AGREEMENT






Dated:  May __, 1996

                               TABLE OF CONTENTS

                          DRAFT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i

PURCHASE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
- ------------------


         SECTION 1.  Representations and Warranties.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                     ------------------------------
                 (a)  Representations and Warranties by the Company and Lincoln.  . . . . . . . . . . . . . . . . . . . 4
                          (i)     Compliance with Registration Requirements . . . . . . . . . . . . . . . . . . . . . . 4
                          (ii)    Independent Accountants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          (iii)   Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          (iv)    Statutory Financial Statements.   . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          (v)     No Material Adverse Change in Business  . . . . . . . . . . . . . . . . . . . . . . . 6
                          (vi)    Valid Existence of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          (vii)   Good Standing of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                          (viii)  Valid Existence of Lincoln  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                          (ix)    Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                          (x)     Authorization of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          (xi)    Authorization and Description of
                                     Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          (xii)   Absence of Defaults and Conflicts.  . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          (xiii)  Absence of Labor Dispute. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (xiv)   Absence of Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (xv)    Accuracy of Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (xvi)   Possession of Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (xvii)  Absence of Further Requirements . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                          (xviii) Possession of Licenses and Permits. . . . . . . . . . . . . . . . . . . . . . . . .  10

                          (xix)   Title to Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (xx)    Compliance with Cuba Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (xxi)   Investment Company Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (xxii)  Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                          (xxiii) Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                          (b)     Officer's Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         SECTION 2.  Sale and Delivery to Underwriters; Closing.   . . . . . . . . . . . . . . . . . . . . . . . . ..  13
                     -------------------------------------------
                 (a)      Initial Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (b)      U.S. Option Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                 (c)      Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                 (d)      Denominations; Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14


         SECTION 3.  Covenants of the Company and Lincoln  . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  14

                     ------------------------------------

                 (a)      Compliance with Securities Regulations and Commission Requests. . . . . . . . . . . . . . .  14

                 (b)      Filing of Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          (c)     Delivery of Registration Statements.  . . . . . . . . . . . . . . . . . . . . . . .  15
                          (d)     Delivery of Prospectuses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          (e)     Continued Compliance with Securities Laws.  . . . . . . . . . . . . . . . . . . . .  16
                          (f)     Blue Sky Qualifications.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          (g)     Rule 158. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                          (h)     Use of Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          (i)     Listing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          (j)     Restriction on Sale of Securities.  . . . . . . . . . . . . . . . . . . . . . . . .  17

                          (k)     Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17


                          (l)     Rule 463. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                          (m)     Compliance with NASD Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

         SECTION 4.  Payment of Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                     -------------------
                          (a)  Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                          (b)  Termination of Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19


         SECTION 5.  Conditions of U.S. Underwriters' Obligations.   . . . . . . . . . . . . . . . . . . . . . . . . . 19
                     --------------------------------------------
                          (a)     Effectiveness of Registration Statement.  . . . . . . . . . . . . . . . . . . . . .  19
                          (b)     Opinions of Counsel for Company.  . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          (c)     Opinion of Counsel for U.S. Underwriters. . . . . . . . . . . . . . . . . . . . . .  20
                          (d)     Officers' Certificate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          (e)     Accountant's Comfort Letter.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          (f)     Bring-down Comfort Letter.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          (g)     Approval of Listing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          (h)     No Objection. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          (i)     Lock-up Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                          (j)     Completion of Recapitalization.  . . . . . . . . . . . . . . . . . . . . . . . . .   21
                          (k)     Purchase of Initial International Securities. . . . . . . . . . . . . . . . . . . .  21
                          (l)     Additional Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                          (m)     Conditions to Purchase of U.S. Option Securities. . . . . . . . . . . . . . . . . .  22

                          (n)     Termination of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

         SECTION 6.  Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
                     ----------------

                          (a)     Indemnification of Underwriters.  . . . . . . . . . . . . . . . . . . . . . . . . .  23

                          (b)     Indemnification of Company, Directors and Officers. . . . . . . . . . . . . . . . .  24
                          (c)     Actions against Parties; Notification.  . . . . . . . . . . . . . . . . . . . . . .  24
                          (d)     Settlement without Consent if Failure to Reimburse. . . . . . . . . . . . . . . . .  25

         SECTION 7.  Contribution.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
                     ------------

         SECTION 8.  Representations, Warranties and Agreements
                     ------------------------------------------
                            to Survive Delivery.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                            -------------------

         SECTION 9.  Termination of Agreement.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                     ------------------------
                          (a)     Termination; General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (b)     Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 10. Default by One or More of the U.S.
                     ----------------------------------
                     Underwriters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                     ------------

         SECTION 11. Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                     -------

         SECTION 12. Parties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                     -------

         SECTION 13.  GOVERNING LAW AND TIME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                      ----------------------

         SECTION 14.  Effect of Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                      ------------------

                     American States Financial Corporation


                        8,000,000 Shares of Common Stock

                                 (No Par Value)

                               PURCHASE AGREEMENT


                                                                    May __, 1996


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Goldman, Sachs & Co.
  as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:


                 Each of American States Financial Corporation, an Indiana corporation (the "Company"), and Lincoln National Corporation, an Indiana corporation ("Lincoln"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Goldman, Sachs & Co. ("Goldman Sachs"), and each of the other underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Goldman Sachs are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to the issue and sale by the Company and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, no par value, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,200,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 8,000,000 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 1,200,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities."

                          It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company of an aggregate of 2,000,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain managers outside the United States and Canada (the "International Managers") for which Merrill Lynch International Limited and Goldman Sachs International are acting as lead managers (the "Lead Managers"), and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Mangers' pro rata portion of up to 300,000 additional shares of Common Stock solely to cover over-allotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and International Option Securities are collectively called the "International Securities." It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

                 The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters", the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities," and the U.S. Securities and the International Securities are hereinafter called the "Securities."

                 The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

                 Each of the Company and Lincoln understands that the U.S. Underwriters propose to make a public offering of the Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

                 The Company, Lincoln and the U.S. Underwriters agree that up to 500,000 shares of the U.S. Securities to be purchased by the U.S. Underwriters (the "Reserved Securities") shall be reserved for sale by the U.S. Underwriters to certain eligible employees and persons having business relationships with the Company at the public offering price, as part of the distribution of the U.S. Securities by the U.S. Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. Any such reserved securities not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after either (a) the later of the date on which the Original Registration Statement and any Rule 462(b) Registration Statement has become effective or (b) if the Company has elected to rely on Rule 430A, the date of this Agreement, will be offered to the public by the U.S. Underwriters as set forth in the Prospectuses.

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-2434) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
(ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus" and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus except for the front and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits and any schedules, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulation is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and

Form of International Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated ________, l996 and the preliminary International Prospectus dated ________, l996, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospects, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").


         SECTION 1.  Representations and Warranties.

         (a) Representations and Warranties by the Company and Lincoln. Each of the Company and Lincoln, jointly and severally, represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in
Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:

                 (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                 At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time of filing thereof with the Commission, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectuses made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectuses.

                 Each preliminary prospectus and the Prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                 (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of income, shareholder's equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information as shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

         The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                 (iv) Statutory Financial Statements. The statutory financial statements of American States Insurance Company (a wholly-owned subsidiary of the Company) ("ASI") and its subsidiaries, from which certain ratios and other statistical data contained in the Registration Statement have been derived, have for each relevant period been prepared in accordance with accounting practices prescribed or permitted by the National Association of Insurance Commissioners and the Indiana Department of Insurance or other applicable regulatory authority, and such accounting practices have been applied on a consistent basis throughout the periods involved, except as disclosed therein.

                 (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein,
         (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, other than as described in the Registration Statement and the Prospectuses, and (C) except for the dividends described in the Registration Statement and the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                 (vi) Valid Existence of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Indiana and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                 (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing (if the relevant jurisdiction has a concept of "good standing") under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of the preemptive or similar rights arising by operation of law, or under the charter or by-laws of any subsidiary or under any agreement to which the Company or any subsidiary is a party. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

                 (viii) Valid Existence of Lincoln. Lincoln has been duly organized and is validly existing as a corporation under the laws of the State of Indiana and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement.

                 (ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company, under any agreement to which the Company or any of its subsidiaries is a party or otherwise.

                 (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and Lincoln.

                 (xi) Authorization and Description of Securities. The Securities to be purchased by the U.S. Underwriters and the International Managers have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreements, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and in the International Purchase Agreement, respectively, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability be reason of being such a holder; and the issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company, under any agreement to which the Company or any of its subsidiaries is a party.

                 (xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities, the Recapitalization and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgement, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                 (xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, agents, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                 (xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement or the International Purchase Agreement or the performance by either the Company or Lincoln of its obligations hereunder or under the International Purchase Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse
Effect.

                 (xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                 (xvi) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                 (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and Lincoln of its obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                 (xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, including (without limitation) insurance licenses from the insurance departments in the various states where the Company's subsidiaries write insurance ("Insurance Licenses"); the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                 (xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights as such the Company or such subsidiary of the continued possession of the leases or subleased premises under any such lease or sublease.

                 (xx) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

                 (xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                 (xxii) Environmental Laws. Except as described in the Registration Statement and except such violations as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemical, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws.

                 (xxiii) Registration Rights. Except as described in the Registration Statement, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any subsidiary and delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters, shall be deemed a representation and warranty by the Company and Lincoln to each U.S. Underwriter as to the matters covered thereby.

                 SECTION 2.  Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) U.S. Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 1,200,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the U.S. Representatives to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the U.S. Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the U.S. Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial U.S. Securities shall be made at the office of Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, or at such other place as shall be agreed upon by the U.S. Representatives and the Company, at 10:00 A.M. (Eastern Time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the U.S. Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the U.S. Representatives and the Company, on each Date of Delivery as specified in the notice from the U.S. Representatives to the Company. Payment shall be made to the Company by certified or official bank check or checks drawn in Chicago Clearing House funds or similar next day funds payable to the order of the Company, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder .

         (d) Denominations; Registration. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in the City of New York not later than 10:00 A.M. (Eastern Time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3.  Covenants of the Company and Lincoln.   The Company
covenants, and with respect to Section 3(j) Lincoln covenants, with each U.S. Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the U.S.

Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the U.S. Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses will furnish the U.S. Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the U.S. Representatives or counsel for the U.S. Underwriters shall object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. If applicable, the U.S. Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use all reasonable efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the U.S. Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds."

         (i) Listing. The Company will use all reasonable efforts to effect the listing of the Common Stock on the New York Stock Exchange.

         (j) Restriction on Sale of Securities. During a period of 120 days from the date of the Prospectuses, neither the Company nor Lincoln will, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, or (B) any options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses.

         (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the l934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations").

         (l) Rule 463. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

         (m) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any Reserved Securities, the Company agrees to reimburse the U.S. Underwriters for any reasonable expenses including, without limitation, legal expenses they incur directly in connection with such release.

         SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the U.S. Underwriters of this Agreement, any Agreement among U.S. Underwriters and such other documents as may be required in connection with the offering, purchase, sale and delivery of the U.S. Securities, (iii) the preparation, issuance and delivery of the certificates for the U.S. Securities to the U.S. Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Securities to the Underwriters and the transfer of the U.S. Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the U.S. Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the U.S. Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the U.S. Underwriters of copies of the Blue Sky Survey and any supplement thereto,
(viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the U.S. Underwriters in connection with, the review by the

National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (xi) all reasonable costs and expenses of the U.S. Underwriters, including the fees and disbursements of counsel for the U.S. Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and others having a business relationship with the Company.

         (b) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the U.S. Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

         SECTION 5. Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of each of the Company and Lincoln contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof in all material respects (except that if any such representations or warranties are qualified by materiality, the obligations of the several U.S. Underwriters hereunder are subject to the accuracy of all such representations and warranties in all respects), to the performance by each of the Company and Lincoln of their covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective on the date hereof and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the commission in accordance with Rule 424(b).

         (b) Opinions of Counsel for Company. At Closing Time the U.S. Representatives shall have received the favorable opinions, dated as of Closing Time, of each of Barnes & Thornburg, Indianapolis, Indiana, counsel to the Company ("Barnes &

Thornburg"), Sommer & Barnard, Indianapolis, Indiana, counsel to the Company ("Sommer & Barnard") and Thomas H. Ober, Esq., Vice President, Secretary and General Counsel of the Company ("Ober"), in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibits A-1, A-2 and A-3, respectively, hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request. In giving such opinions each of such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Indiana and the federal law of the United States, upon opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of public officials and, in the case of each of Barnes & Thornburg and Sommer & Barnard, upon certificates of officers of the Company, its subsidiaries and Lincoln.

         (c) Opinion of Counsel for U.S. Underwriters. At Closing Time the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Sidley & Austin, Chicago, Illinois, counsel for the U.S. Underwriters ("Sidley & Austin"), together with signed or reproduced copies of such letter for each of the other U.S. Underwriters with respect to the matters set forth in (i)(as to the Company only), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) to (x), inclusive, (xiv) (solely as to the information in the Prospectuses under "Description of Capital Stock--Common Stock") and the penultimate paragraph of Exhibit A-1 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Illinois and the federal law of the United States upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, its subsidiaries and Lincoln and certificates of public officials.

         (d) Officers' Certificate. At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the Chairman, President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company and Lincoln has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

         (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the U.S. Representatives shall have received from Ernst & Young LLP ("Ernst & Young") a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

         (f) Bring-down Comfort Letter. At Closing Time the U.S. Representatives shall have received from Ernst & Young a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g) Approval of Listing. At the Closing Time the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (h) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (i) Lock-up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

         (j) Completion of Recapitalization. The Recapitalization shall have occurred in the manner described in the Registration Statement and the Prospectuses.

         (k)     Purchase of Initial International Securities.
Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

         (l) Additional Documents. At Closing Time and at each Date of Delivery counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

         (m) Conditions to Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercised their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

                 (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the Chairman, President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.


                 (ii) Opinion of Counsel for Company. The favorable opinions of each of Barnes & Thornburg, Sommer & Barnard and Ober, each in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.


                 (iii) Opinion of Counsel for Underwriters. The favorable opinion of Sidley & Austin, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                 (iv) Bring-down Comfort Letter. A letter from Ernst & Young, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

        (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant U.S. Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

         SECTION 6.  Indemnification.

         (a) Indemnification of Underwriters. Each of the Company and Lincoln, jointly and severally, agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the failure of eligible employees and persons having business relationships with the Company to pay for and accept delivery of Reserved Securities which were subject to a properly confirmed agreement to purchase;

                 (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                 (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

         (b) Indemnification of Company, Directors and Officers. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection
(a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, capability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7.  Contribution.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Lincoln on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Lincoln on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions, or in connection with any failure of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and Lincoln on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

         The relative fault of the Company and Lincoln on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any failure of the nature referred to in Section 6(a)(ii)(A)hereof.

         The Company, Lincoln and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission or any failure of the nature referred to in Section 6(a)(ii)(A) hereof.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within he meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or Lincoln, and shall survive delivery of the Securities to the U.S. Underwriters.

         SECTION 9.  Termination of Agreement.

         (a) Termination; General. The U.S. Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or

(ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Indiana authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the U.S. Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24- hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the U.S. Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either the U.S. Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the Representatives c/o Merrill Lynch & Co., 5500 Sears Tower, Chicago, Illinois 60606, Attention: David C. Sherwood, Director, and notices to the Company or Lincoln shall be directed to the Company at 500 North Meridian Street, Indianapolis, Indiana 46204,
Attention:  F. Cedric McCurley.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, the Company, Lincoln and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and Lincoln and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and Lincoln and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation, No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and Lincoln in accordance with its terms.


                                                    Very truly yours,


                                                    AMERICAN STATES FINANCIAL
                                                      CORPORATION



                                                    By:
                                                       -----------------------
                                                       Name:
                                                       Title:


                                                    LINCOLN NATIONAL CORPORATION


                                                    By:
                                                       -----------------------
                                                       Name:
                                                       Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED
GOLDMAN, SACHS & CO.


By
   -------------------------------
         Authorized Signatory

For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                         Number of
                                                          Initial
         Name of Underwriter                             Securities
         -------------------                             ----------


Merrill Lynch, Pierce, Fenner & Smith
         Incorporated.........................

Goldman, Sachs & Co...........................






                                                         ------------

Total.........................................             8,000,000
                                                         ============

















                                   Sch A-1

                                   SCHEDULE B

                     AMERICAN States Financial Corporation
                        8,000,000 Shares of Common Stock
                                 (No Par Value)




                          1. The initial public offering price per share for the U.S. Securities, determined as provided in said
                 Section 2, shall be $__________.

                          2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $__________, being an amount equal to the initial public offering price set forth above less $__________ per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.





                                   Sch B - 1

                                   SCHEDULE C

                         [List of persons and entities
                              subject to lock-up]

















                                   Sch C - 1

                                                                   EXHIBIT A-1


                     FORM OF OPINION OF BARNES & THORNBURG
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


     (i) The Company has been duly organized and is validly existing as a corporation under the laws of the State of Indiana. Lincoln has been duly organized and is validly existing as a corporation under the laws of the State of Indiana.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and each of the Company and Lincoln has corporate power and authority to enter into and perform its obligations under the International Purchase Agreement.

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the International Purchase Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities or options referred to in the Prospectuses); the shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any stockholder or warrant-holder of the Company arising by operation of law, under the charter or by-laws of the Company, under any agreement to which the Company or any of its subsidiaries is a party or, to the best of our knowledge and information, otherwise.

     (v) The Securities have been duly authorized for issuance and sale to the International Managers pursuant to the International Purchase Agreement and, when issued and delivered by the Company pursuant to the International Purchase Agreement against payment of the consideration set forth in the International Prospectus, will be validly issued and fully paid and non-assessable.

     (vi) The issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company, under any agreement to which the Company or any of its Subsidiaries is a party or, to the best of our knowledge and information, otherwise.


     (vii) Each Subsidiary has been duly organized and is validly existing as a corporation in good standing if the relevant jurisdiction has the concept of "good standing" under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.


     (viii) The International Purchase Agreement has been duly authorized, executed and delivered by the Company and Lincoln.

     (ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

     (x) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses and each amendment or supplement to the Registration Statement and Prospectuses as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (xi) If Rule 434 has been relied upon, the Prospectuses were not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

     (xii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

     (xiii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the International Purchase Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Registration Statement;

     (xiv) The information in the Prospectuses under "Certain Relationships and Related Transactions," "Description of Capital Stock" and "Certain Federal Income Tax Consequences to Non-U.S. Holders" and in the Registration Statement under item 15, to the extent that it constitutes matters of laws, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by and is correct in all material respects.

     (xv) All descriptions in the Prospectuses of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (xvi) To the best of our knowledge, neither the Company nor any Subsidiary is in violation of its charter or by-laws and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement.

     (xvii) No filing with, or authorization, approval, consent or order of any court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is required in connection with the due authorization, execution and delivery of the International Purchase Agreement or for the offering, issuance or sale of the Securities to the Underwriters;

     (xviii) The execution, delivery and performance of the International Purchase Agreement and the consummation of the transactions contemplated in the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under the International Purchase Agreement will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the International Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

     (ixx) To the best of our knowledge and information, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

     (xx) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     Nothing has come to our attention that would lead us to believe that the Registration Statement, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein, as to which counsel need make any statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein, as to which such counsel need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                  EXHIBIT A-2

                      FORM OF OPINION OF SOMMER & BARNARD
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

     (i) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses and each amendment or supplement to the Registration Statement and Prospectuses as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     Nothing has come to our attention that would lead us to believe that the Registration Statement, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein, as to which counsel need not make any statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein, as to which such counsel need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                 EXHIBIT A-3

                               FORM OF OPINION OF
                              THOMAS H. OBER, ESQ.


     (i) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the International Purchase Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Registration Statement;

     (ii) The information in the Prospectuses under "Business--Regulation," "Business--Legal Proceedings," "Business--Properties," "Certain Relationships and Related Transactions" and "Description of Capital Stock" and in the Registration Statement under item 15, to the extent that it constitutes matters of laws, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by and is correct in all material respects.

     (iii) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that are not described as required.

     (iv) All descriptions in the Prospectuses of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (v) The Company and its Subsidiaries possess such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, including (without limitation) Insurance Licenses; to my knowledge the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply, singly or in the aggregate would not have a Material Adverse Effect.

     (vi) To the best of my knowledge, neither the Company nor any Subsidiary is in violation of its charter or by-laws and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement.


     (vii) Each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.


     Nothing has come to my attention that would lead me to believe that the Registration Statement, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein, as to which counsel need make any statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein, as to which such counsel need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                   EXHIBIT B

                                 May ___, 1996



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated,
Goldman, Sachs & Co.
     as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
     as Representatives of the several
     Underwriters to be named in the
     within-mentioned Purchase Agreement
North Tower
World Financial Center
New York, New York  10281-1209

MERRILL LYNCH INTERNATIONAL
Goldman Sachs International
     as Representatives of the several International Managers
c/o Merrill Lynch International
25 Ropemaker Street
London EC 249L4
England




     Re:  Proposed Public Offering by American States
          Financial Corporation



Ladies and Gentlemen:

          The undersigned understands that American States Financial Corporation, an Indiana corporation (the "Company"), Merrill Lynch, Pierce, Fenner & Smith ("Merrill Lynch") and Goldman, Sachs & Co. ("Goldman Sachs") propose to enter into a U.S. Purchase Agreement providing for the public offering of shares (the "Securities") of the Company's common stock, no par value (the "Common Stock") and that Merrill Lynch International ("Merrill Lynch International") and Goldman Sachs International ("Goldman Sachs International") propose to enter into an International Purchase Agreement with the Company also providing for the public offering of the Common Stock. In recognition of the benefit that such offerings will confer upon the undersigned as a director, officer or stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement and in the International Purchase Agreement that, during a period of 120 days from the date of the U.S. Purchase

Agreement, the undersigned will not, without the prior written consent of Merrill Lynch and Merrill Lynch International, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.


                                        Very truly yours,



                                        Signature: __________________________


                                        Print Name:__________________________



                                      B-2